Updated DuPont Business Reporting Segments Supplemental slides in conjunction with DuPont press release issued on February 1, 2021: “DuPont Positioned as a Premier Multi-industrial Company Equipped for Growth and Value Creation, following Completion of IFF and Nutrition & Biosciences Merger” February 1, 2021 Exhibit 99.2

Water & Protection Safety Solutions Shelter Solutions Water Solutions Updated business reporting segments Electronics & Imaging Image Solutions Interconnect Solutions Semiconductor Technologies FROM Transportation & Industrial Healthcare & Specialty Industrial & Consumer Mobility Solutions Safety & Construction Safety Solutions Shelter Solutions Water Solutions Non-Core* Electronics & Industrial Industrial Solutions Interconnect Solutions Semiconductor Technologies Mobility & Materials Advanced Solutions Engineering Polymers Performance Resins *Biomaterials, Clean Technologies and Solamet to be aligned to Corporate Businesses that are shifting to Mobility & Materials Microcircuit Materials DuPont Teijin Films JV Tedlar® materials Businesses that are shifting to Electronics & Industrial Kalrez® materials/ Vespel® parts and shapes MOLYKOTE® lubricants Liveo™ healthcare silicones TO February 1, 2021

Premier multi-industrial with market-leading businesses

Pro forma net sales*



Electronics & Industrial

- Industrial Solutions
- Interconnect Solutions
- Semiconductor Technologies

~$4.7B



Water & Protection

- Safety Solutions
- Shelter Solutions
- Water Solutions

~$5B



Mobility & Materials

- Advanced Solutions
- Engineering Polymers
- Performance Resins

~$4B

**Represents preliminary pro forma 2020 net sales derived from the Company's preliminary results announced on January 26, 2021. Approximately $0.6B of preliminary 2020 net sales currently in Non-Core will be realigned to Corporate.*

DUPONT | February 1, 2021